SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                               MAY 3, 2001
                               -----------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact Name of Registrant as specified in its charter)


          Colorado              33-23693               84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
               -------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
                             ---------------
           (Registrant's telephone number including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on April 16, 2001:

                              NEWS  RELEASE
                              -------------

           ENTROPIN UPDATES ESTEROM(R) CLINICAL PROGRESS AND
               REPORTS DECEMBER 31, 2000 FINANCIAL RESULTS

INDIO, Calif., April 16, 2001 /PRNewswire/ -- Entropin, Inc. (Nasdaq: ETOP
- news, ETOPW - news), a pharmaceutical company developing Esterom(R), a topical therapeutic for acute painful shoulder and lower back sprain, today reported unaudited financial results for the year ended December 31, 2000.

FINANCIAL RESULTS
The company reported a net loss from operations for the year ended December 31, 2000 of $5.9 million, or $0.64 per share (basic and diluted) on approximately 9.1 million weighted average common shares outstanding. In comparison, the net loss for 1999 was $5.1 million, or $0.75 per common share (basic and diluted) on approximately 6.7 million weighted average common shares outstanding.

Research and development (R&D) expenses were $2.8 million for the year 2000, compared with $1.7 million for 1999. The increase resulted primarily from costs associated with the clinical trial for the company's investigational drug, Esterom(R). General and administrative (G&A) expenses were $3.6 million for the year 2000, compared with $3.3 million for 1999. The increase relates primarily to costs associated with the expansion of the management team; the company engaged the services of a full-time chief executive officer and president in November 1999 and a full-time chief financial officer in May 2000. Total expenses for 2000 include a non-cash charge of approximately $2.0 million related to market valuation adjustments and amortization of non-cash compensation associated with stock options granted in exchange for services.

During 2000, Entropin generated net proceeds of approximately $13.7 million from a secondary public offering in which 2.18 million shares of common stock and 2.30 million warrants were sold. Net interest income earned during 2000 was $688,938, compared to $64,888 in 1999. The increase in interest income resulted from greater cash and cash equivalent balances during 2000, reflecting the investment of proceeds from the company's secondary public offering. At December 31, 2000, Entropin had approximately $12.1 million in cash and equivalents, short-term investments and accrued interest receivable. Net cash used in operating activities during 2000 was approximately $4.0 million. The cash used in operations was primarily related to funding the clinical trial, expanding research and development activities and establishing administrative infrastructure.

The company has temporarily delayed filing its Form 10-KSB for the year ended December 31, 2000 to allow additional time to consider the valuation methodology used to record compensation expense associated with stock options granted in exchange for services. The adjustments being evaluated are non-cash accounting charges that have no impact on on-going

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
operating activities and do not effect the company's cash position. The company expects to complete its review and file its Form 10-KSB within the next 30 days.

ESTEROM(R) CLINICAL UPDATE
The company has completed a detailed analysis of data from the 362-patient Phase III double-blind, placebo-controlled study of Esterom(R) in patients with acute painful shoulder. In November 2000, Entropin engaged an expert panel to assist with review of the data and design of the protocol for the next clinical trial. The panel includes two leading orthopaedic surgeons, a noted sports medicine expert, and a prominent rheumatologist. The panel members, along with the company's scientific and medical advisory board
(SMAB), provided excellent guidance and suggested a number of improvements which have been included in the design of the company's forthcoming clinical trial.

Entropin met in March with members of the US Food and Drug Administration
(FDA) to discuss the Phase III results and the protocol for the next study. The meeting was very positive and the agency informed the company that it is free to proceed with its next trial. Entropin anticipates beginning this trial during the third quarter of this year.

Data from the previous trial revealed that the study included too many sites with inadequate operational controls (such as incorrect use of inclusion and exclusion criteria) and documentation. This led to a statistically significant variation in data between sites. Additionally, too many measurement tools were used, too many measurements were performed and too many patients used concomitant medications. These factors confounded the trial statistics.

However, despite these problems, the study still showed a clear efficacy trend in the high dose solution. Most importantly, no safety issues were reported with Esterom(R) treatment. This is an extremely important finding, given the sensitivity of the agency to safety issues, especially in non-life-threatening conditions. Moreover, Esterom's(R) excellent safety profile will enable the next study to be a simplified, two-group study.

Some highlights of the new protocol are as follows. The study will be a placebo-controlled, double-blind, two-group trial, testing 10% Esterom(R) solution applied for 3 days compared to placebo. The primary endpoint will be measured using a validated tool called SPADI (Shoulder Pain and Disability Index), a questionnaire that relates directly to patients' everyday activities. The FDA supported the company's choice of secondary endpoints that include patient quality of life measures: Composite Pain Intensity (the patient's assessment of pain at rest, in active motion and with resistance to motion) and a patient global assessment of outcome. The company will employ tightly defined exclusion and inclusion criteria to ensure enrollment of patients with clear diagnoses of shoulder disease and patients will be required to refrain from using concomitant medications prior to and during the trial.

A new CRO, Glenmere Clinical Research (GCR), has been engaged to manage the study. GCR, established in 1990, has managed drug development programs for Boehringer, Pfizer and Hoffmann LaRoche. The upcoming trial will enroll approximately 150 patients at three initial study sites. Each site is an established center of excellence in the treatment of orthopedic

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
problems, particularly of the shoulder. This will help ensure enrollment of a patient population appropriate for the study.

Entropin management held a conference call today at 1 p.m. PDT (4 p.m. EDT) to discuss its year-end financials and provide an in-depth clinical progress update. A digital replay of the conference call will be available from 5:00 pm PDT Monday April 16, until 11:59 pm on Monday, April 30, 2001. The call-in number for the replay is 1-800-475-6701 (or 1-320-365-3844 from outside the U.S.). The access number for the taped replay is 581117.

The conference call is also available via webcast. To access this broadcast, go to www.vcall.com. Enter ETOP in the ticker box and click on GO. An archived copy of the webcast will be available for 60 days from the date of the call. To access the archived webcast, log on to Entropin's website at www.entropin.com and click the link on Entropin's Home Page.

Entropin, Inc. is a pharmaceutical research and development company focused on the development of a novel topical therapeutic called Esterom(R) as a treatment for impaired range of motion associated with acute painful shoulder and acute lower back sprain. The company recently completed a Phase III trial of Esterom(R) in patients with impaired shoulder function, and plans to initiate its next study in the third quarter of 2001.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Entropin's current views with respect to future events and financial performance. The words "believe," "expect,'' "anticipate'' and similar expressions identify forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the ability to successfully complete development and commercialization of products, including the cost, scope and results of preclinical and clinical testing;
(2) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies; (3) the time, cost and uncertainty of obtaining regulatory approvals; (4) the ability to obtain substantial additional funding; (5) the ability to develop and commercialize products before competitors; and (6) other factors detailed from time to time in filings with the Securities and Exchange Commission.


                 Condensed financial statements follow.









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
                             ENTROPIN, INC.
                      (A development stage company)
                        CONDENSED BALANCE SHEETS
                               (Unaudited)


                                                         December 31,        December 31,
                                                            2000                1999
                                                         ------------        ------------
              ASSETS
CURRENT ASSETS
   Cash and cash equivalents                             $ 6,018,187         $ 2,260,526
   Short-term investments                                  5,821,069                   -
   Other current assets                                      231,639                   -
                                                         -----------         -----------
          Total current assets                            12,070,895           2,260,526

OTHER ASSETS                                                 335,096             564,699
                                                         -----------         -----------
                                                         $12,405,991         $ 2,825,225
                                                         ===========         ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                      $   271,035         $   322,805

LONG-TERM LIABILITIES AND REDEEMABLE PFD STOCK             4,328,464           4,487,733

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock                                                9,688               7,382

   Additional paid-in capital                             27,145,878          13,866,412
   Deficit accumulated during the development stage      (18,522,851)        (12,640,814)
   Unearned stock compensation                              (826,223)         (3,218,293)
                                                         -----------         -----------
          Total stockholders' equity (deficit)             7,806,492          (1,985,313)
                                                         -----------         -----------
                                                         $12,405,991         $ 2,825,225
                                                         ===========         ===========

                             ENTROPIN, INC.
                      (A development stage company)
                   CONDENSED STATEMENTS OF OPERATIONS
                               (Unaudited)

                                                               For the years ended
                                                                  December 31,
                                                        ----------------------------------
                                                            2000                 1999
                                                        -------------        -------------
EXPENSES
   Research and development                              $ 2,844,118         $ 1,743,837
   General and administrative                              3,614,107           3,258,651
                                                         -----------         -----------
          Total expenses                                   6,458,225           5,002,488

OTHER INCOME-NET                                             688,938              63,226
                                                         -----------         -----------

NET LOSS                                                  (5,769,287)         (4,939,262)

ACCRUED DIVIDENDS - SERIES B PFD STOCK                      (104,625)           (119,300)
                                                         -----------         -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS               $(5,873,912)        $(5,058,562)
                                                         ===========         ===========

Basic and diluted net loss per common share              $     (0.64)        $     (0.75)
                                                         ===========         ===========
Shares used in computing basic and diluted net
loss per common share                                      9,134,000           6,749,000
                                                         ===========         ===========


                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: May 3, 2001             ENTROPIN, INC.



                              By   /s/ Thomas G. Tachovsky
                                 -----------------------------------------
                                   Thomas G. Tachovsky
                                   President and Chief Executive Officer

                                    6